Exhibit 3.2

By-Laws

Domain Extremes Inc

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1.   The annual meeting of the stockholders of the corporation shall be held at its office in Nevada, or at such other place as the Board of Directors may designate, no less frequently than as shall be required by Nevada law on a day to be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting. Written notice specifying and confirming the date, time, and place of the annual meeting of stockholders shall be given to each stockholder entitled to vote at such meeting in accordance with, and shall be deemed effective as set forth in, Sections 78.350 and 78.370 of the Nevada Revised Statutes (“NRS”).

SECTION 2.   Special meetings of the stockholders may be held at the office of the corporation in the State of Nevada, or elsewhere, whenever called by the Chairman of the Board, or by the Board of Directors. At least ten (10) (but not more than sixty (60)) days’ written notice of such meeting, specifying the date, time, and place of such meeting, and the objects and purposes for calling the same, shall be given to each stockholder entitled to vote at such meeting in accordance with, and shall be deemed effective as set forth in, Sections 78.350 and 78.370 of the NRS

SECTION 3.    Written notice of each meeting of the Stockholders, annual or special, shall be given to each stockholder entitled to vote thereat not less than ten (10) days or more than sixty (60) days before the date of the meeting. If all the stockholders of the corporation shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken. The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving of such notice. If the address of any stockholder does not appear upon the books of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

SECTION 4.   All business lawful to be transacted by the stockholders of the corporation may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at any special meeting of the stockholders as shall have been referred to in the notice calling such meeting, but at any stockholders’ meeting at which all of the outstanding shares of capital stock of the corporation is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

SECTION 5.    At the stockholders’ meetings, the holders of a majority percentage of the entire issued and outstanding capital stock of the corporation shall constitute a quorum for all purposes of such meetings. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

SECTION 6.   Unless otherwise provided in the NRS or in the Articles of Incorporation, and subject to the other provisions of these By-Laws, each stockholder of record entitled to vote at a meeting of stockholders shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder and such number of votes, including multiple or fractional votes, as may be provided by resolution of the Board of Directors for each share of serial preferred stock entitled to vote thereat held by such stockholder. Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. At each meeting of the stockholders, a full, true, and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, indicating the number of shares held by each, certified by the Secretary of the corporation, shall be furnished, which list shall be prepared prior to such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, for at least ten days prior thereto. Proxies and powers of attorney to vote must be filed with the Secretary of the corporation before any meeting of the stockholders, or they cannot be used at, or for purposes of, such meeting.

SECTION 7.  At each meeting of the stockholders: the polls shall be opened and closed; the proxies and ballots shall be issued, received, and taken charge of, for the purpose of the meeting; and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by one or more inspectors. Such inspector(s) shall be appointed at the meeting by the presiding officer of the meeting.

SECTION 8.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders.

ARTICLE II

DIRECTORS AND THEIR MEETINGS

SECTION 1.    The number of directors which shall constitute the full Board of Directors of the corporation shall not be fewer than two or more than seven. Within the limits specified above, the number of directors shall be determined by resolution of the Board of Directors. Each director elected shall hold office for the term for which such director is elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. When the number of directors is changed, no decrease in the number of directors shall affect the term of any director then in office. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office expiring at the next annual meeting of stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal.

SECTION 2.    Any vacancies or newly created directorships resulting from any increase in the authorized number of directors shall be filled, for the unexpired term, by the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining directors, by the affirmative vote of a majority thereof (whether or not a quorum). Any director so chosen shall hold office until his successor shall have been elected and shall have been elected and qualified or until any such director’s earlier death, resignation or removal.

SECTION 3.    Meetings of the Board of Directors may be held at the registered office of the corporation in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4.   Except as otherwise provided in these By-Laws, the election of the members of the Board of Directors shall take place at the annual meeting of the stockholders of the corporation; provided, however, that directors may be elected at any special meeting of the stockholders which is called and held for that purpose. Regular meetings of the Board of Directors shall be held, as often as may be determined to be necessary or appropriate in the discretion of the Board of Directors. Notice of such regular meetings shall be mailed to each director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is duly held at the time and place fixed by these By-Laws for holding such regular meetings. Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting) or three days’ notice by mail or other electronic transmission as defined in Section 78.370 of the NRS. Any meeting of the Board of Directors, no matter where held, at which all of the members of the Board of Directors shall be present, even though without notice or notice of which notice shall have been waived by all absentees, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice. Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

SECTION 5.   The Board of Directors shall act by vote of a majority of directors present at a meeting at which a quorum is present. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business.

SECTION 6.    The directors may be paid their reasonable expenses, if any, incurred in attending any meeting of the Board of Directors, and may receive compensation for their services as permitted by law.

SECTION 7.    The Board of Directors shall make a report to the stockholders at the annual meetings of the stockholders of the condition of the corporation, and shall, at request, furnish each of the stockholders with a true copy thereof. The Board of Directors in its discretion may submit any contract or act for approval or ratification at any meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved or ratified by the vote of holders of a majority of the voting power of the corporation represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

SECTION 8.   The Board of Directors shall have full control over the affairs of the corporation, except as otherwise provided by applicable law or by the Articles of Incorporation of the corporation. The Board of Directors may, from time to time, delegate any of the powers of the Board of Directors, in the course of the current business of the corporation, to any standing or special committee of the Board of Directors. Each such standing or special committee must include at least one (1) member of the Board of Directors.

SECTION 9.   The regular order of business at meetings of the Board of Directors shall be as follows: reading and approval of the minutes of the previous meeting or meetings; reports of officers and committeemen; election of officers; unfinished business; new business; and adjournment.

SECTION 10.   Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board of Directors or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 11.   Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

ARTICLE III

OFFICERS AND THEIR DUTIES

SECTION 1.   The officers of the Corporation shall be a chairman of the board or a chief executive officer or both, a president, a treasurer, and a secretary. The Board of Directors may elect such other officers, as they may deem necessary from time to time. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the members of the Board of Directors. Any natural person may hold two or more offices. Officers need not be members of the Board of Directors of the corporation. Any vacancy in any of said offices may be filled by the Board of Directors. The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurers, and Transfer Agents of the corporation as it may deem advisable, prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers and agents of the corporation shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe, except as otherwise provided herein.

SECTION 2.     The Chairman of the Board, if there be such officer, shall be a member of the Board of Directors, and if present, preside at all meetings of the Board of Directors and at all meetings of the stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by the bylaws.

SECTION 3.   Subject to the supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer of the Corporation shall be a member of the Board of Directors, and, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or bylaws.

SECTION 4.   The President shall be an executive officer of the corporation and shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive

Officer. The President shall further have the full power to execute any and all documents for and on behalf of the corporation, other than as specifically limited by the Board of Directors of the corporation, including, but not limited to, the power to enter into leases of real property, equipment, furniture, and furnishings, to hire and fire all personnel, to set and establish operational manuals and policies, to enter into contracts as may be necessary for the day-to-day operations, to establish lines of credit for the corporation, and to establish accounts payable thereof. The President shall be a member of the Board of Directors, and shall sign the Certificates of Stock issued by the corporation. Further, the President shall perform any and all other duties as shall be prescribed by the Board of Directors.

SECTION 5.   The Vice President shall be vested with all the powers and shall perform all the duties of the President in his or her absence or inability to act, including the signing of the Certificates of Stock issued by the corporation, and he or she shall so perform such other duties as shall be prescribed by the Board of Directors.

SECTION 6.   The Treasurer shall have custody of all the funds and securities of the corporation. When necessary or proper: he or she shall endorse for collection, on behalf of the corporation, checks, notes, and other obligations; he or she shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate; and he or she shall sign all receipts and vouchers for payments made by the corporation, except as herein otherwise provided. He or she shall sign with the President all bills of exchange and promissory notes of the corporation; he or she shall have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate; he or she shall sign all papers required by law or by these By-Laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he or she shall render a statement of his or her cash account, and he or she shall enter regularly in the books of the corporation (to be kept by him or her for this purpose) full and accurate accounts of all monies received and paid by him or her on account of the corporation. He or she shall at all reasonable times exhibit the books of account to any directors of the corporation during business hours, and he or she shall perform all acts incident to the position of Treasurer subject to control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give a bond to the corporation conditioned for the faithful performance of all of his or her duties as Treasurer, in such sum and with such security as shall be approved by the Board of Directors, with the expense of such bond to be borne by the corporation.

SECTION 7.  The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him or her by the Treasurer of the corporation or by the Board of Directors. The Treasurer shall, if required by the Board of Directors, require the Assistant Treasurer to give a bond to the corporation conditioned for the faithful performance of all of his or her duties as Assistant Treasurer, in such sum and with such security as shall be approved by the Board of Directors, with the expense of such bond to be borne by the corporation.

SECTION 8.    The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee (if any) in books provided for that purpose. He or she shall attend to the giving and serving of all notices of the corporation; he or she may sign with the President or Vice President, in the name of the corporation, all contracts authorized by the Board of Directors or Executive Committee; he or she shall affix the corporate seal of the corporation thereto when so authorized by the Board of Directors or Executive Committee; he or she shall have the custody of the corporate seal of the corporation; he or she shall affix the corporate seal to all Certificates of Stock duly issued by the corporation; he or she shall have charge of Stock Certificate Books, Transfer Books, and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any member of the Board of Directors upon application at the office of the corporation during business hours, and he or she shall, in general, perform all duties incident to the office of Secretary.

SECTION 9.   The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed by the Secretary of the corporation or by the Board of Directors.

SECTION 10. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend, and to act and to vote at, any meetings of the stockholders of any corporation in which the corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President.

ARTICLE IV

INDEMNIFICATION OF CORPORATE AGENTS

SECTION 1. Indemnification of Agents of the Corporation.

(a)       The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

(b)       The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorney fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification shall not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)        To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the corporation against expenses, including attorney fees, actually and reasonably incurred by him or her in connection with the defense.

(d)       Any indemnification under subsection (a) or (b), unless ordered by a court or advanced pursuant to subsection (e), shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made: (i) by the stockholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e)       The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this subsection (e) do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(f)        The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IV:

(i)         does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, the By-Laws, or any agreement, vote of stockholders, or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e), shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action; and

(ii)        continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

(g)       The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements made by the corporation may include any now or hereafter permitted by applicable law.

(h)       In the event that the Nevada Revised Statues shall hereafter permit or authorize indemnification by the corporation of the directors, officers, employees, or agents of the corporation for any reason or purpose or in any manner not otherwise provided for in this Article IV, then such directors, officers, employees, and agents shall be entitled to such indemnification by making written demand therefor upon the corporation, it being the intention of this Article IV at all times to provide the most comprehensive indemnification coverage to the corporation’s directors, officers, employees, and agents as may now or hereafter be permitted by the Nevada Revised Statues.

(i)         The foregoing indemnification provisions shall inure to the benefit of all present and future directors, officers, employees, and agents of the corporation and all persons now or hereafter serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise and their heirs, executors, and administrators, and shall be applicable to all acts or omissions to act of any such persons, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this Article IV.

SECTION 2.   Vested Rights. Neither the amendment nor repeal of this Article IV, nor the adoption of any provision of the Articles of Incorporation or the By-Laws or of any statute inconsistent with this Article IV, shall adversely affect any right or protection of a director, officer, employee, or agent of the corporation existing at the time of such amendment, repeal, or adoption of such inconsistent provision.

SECTION 3.    Effect of Federal and State Law. Notwithstanding anything to the contrary, no indemnification or expense payment or reimbursement may be made under this Article IV to the extent prohibited by any applicable federal or state law, rule, or regulation.

ARTICLE V

CAPITAL STOCK

SECTION 1.   The capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 2.   Shares of stock of the corporation may either be represented by certificates or be uncertificated, as provided in Section 78.235 of the NRS Every holder of stock of the corporation that is represented by a certificate shall be entitled to have a certificate in such form as shall be prescribed by the Board of Directors, and shall be under the seal of the corporation and signed by the President or Vice President and also by the Secretary or by an Assistant Secretary. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the corporation’s books. No certificate shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary. All certificates surrendered to the corporation shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled. Shares of stock of the corporation may also be evidenced by registration in the holder’s name in uncertificated form and represented by an electronic record on the books of the corporation in accordance with a Direct Registration System approved by the Securities and Exchange Commission and any securities exchange on which the stock of the corporation may from time to time be traded.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written statement containing the information required pursuant to Section 78.23 5 of the NRS At least annually thereafter, the corporation shall provide to its stockholders of record a written statement confirming the information contained in the informational statement previously sent in accordance with Section 78.235 of the NRS.

SECTION 3.   No transfer of stock shall be valid as against the corporation except on surrender and cancellation therefor, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, in which event a new certificate or evidence of the issuance of uncertificated shares shall be issued therefor. Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be expressed in the entry of said transfer on the books of the corporation.

SECTION 4.    The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificated or uncertificated shares of the capital stock of the corporation. The Board of Directors may appoint a Transfer Agent and a Registrar of Transfers and may require all stock certificates to bear the signature of such Transfer Agent and such Registrar of Transfer.

SECTION 5.   The Board of Directors, Chairman of the Board, Chief Executive Officer or President may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and to give the corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or certificates or uncertificated shares.

ARTICLE VI

OFFICES AND BOOKS

SECTION 1.   The office of the corporation shall be at Room 602, Nan Fung Tower, 173 Des Voeux Road Central, Central District, Hong Kong, and the corporation may have a registered office in any other state or territory as the Board of Directors may designate.

SECTION 2.   A stock ledger or a duplicate stock ledger, revised at least annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively, and a copy of the By-Laws and Articles of Incorporation (and all amendments thereto) of the corporation shall be kept at its registered office in the State of Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the corporation shall be kept at such places as may be prescribed by the Board of Directors.

ARTICLE VII

MISCELLANEOUS

SECTION 1.   The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the corporation in excess of the amounts so reserved (if any) and pay the same to the stockholders of the corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the corporation.

SECTION 2.   Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by an officer of the corporation.

SECTION 3.  All monies of the corporation shall be deposited when and as received in such bank or banks or other depository or joint accounts operated by the officers as may from time to time be designated by the Board of Directors.

SECTION 4.   No note, draft, acceptance, endorsement, or other evidence of indebtedness shall be valid against the corporation unless the same shall be signed by an officer of the corporation.

SECTION 5.    No loan or advance of money shall be made by the corporation to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

SECTION 6.    No director or officer of the corporation shall be entitled to any salary or compensation for any services performed for the corporation, unless such salary or compensation shall be fixed by resolution of the Board of Directors.

SECTION 7.   The corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

SECTION 8.   The Board of Directors shall have power to authorize and cause to be executed, mortgages and liens, without limit as to amount upon the property and franchise of the corporation.

SECTION 9.  The provisions of NRS 78.378 to NRS 78.3793 do not apply to (i) an Acquisition in which the Acquiring Person acquires (or offers to acquire) the shares in a personal or fiduciary capacity from himself, herself or itself in a personal or fiduciary capacity or (ii) an Acquisition in which the Acquiring Person acquires (or offers to acquire) the shares from the spouse of the Acquiring Person or a relative of the Acquiring Person related to the Acquiring Person in the first, second or third degree of consanguinity, whether the Acquiring Person or the spouse or relative from whom the shares are acquired (or are to be acquired) holds (or will hold) the shares in a personal or fiduciary capacity. Capitalized terms in the foregoing provisions of this Section have the meanings set forth in NRS 78.378 to NRS 78.3793, and the term “fiduciary” has the meaning set forth in the Uniform Fiduciaries Act as adopted in the State of Nevada.

ARTICLE VIII

AMENDMENT OF BY-LAWS

Amendments and changes to these By-Laws may be made at any regular or special meeting of the Board of Directors by a vote of at least a majority of the Board of Directors, or may be made by a vote of the holders of at least 50% of the voting power of the issued and outstanding shares of capital stock.

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KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned, being the Secretary of the above-named corporation, do hereby acknowledge that the foregoing Amended and Restated By-Laws are the duly adopted Amended and Restated By-Laws of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of January 2009.

Secretary